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                                                                    EXHIBIT 23.6

                       [HOVDE FINANCIAL, INC. LETTERHEAD]

July 26, 1996

Pinnacle Banc Group, Inc.
2215 York Road
Oak Brook, IL 60521

Gentlemen:

    This letter will constitute our consent to the inclusion of our opinion regarding the acquisition of Financial Security Corp. ("Financial Security") by Pinnacle Banc Group, Inc. ("Pinnacle"), in Pinnacle's registration statement on Form S-4 (the "Registration Statement") and to the inclusion of the summary of such opinion and the use of our name in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          HOVDE FINANCIAL, INC.

                                          /s/ STEVEN D. HOVDE

                                          Executive Vice President
SDH:ee